UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☐  Filed by a Party other than the Registrant ☑

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☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☑       Definitive Additional Materials;
☐       Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.
(Name of the Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS, L.P.
OLIVER PRESS MASTER FUND, L.P.
JOHN CLINTON
CARL SANTILLO
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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OLIVER PRESS PARTNERS, LLC	OLIVER PRESS PARTNERS, LLC 152 WEST 57TH STREET 46 FLOOR NEW YORK, NEW YORK 10019 Telephone: (212) 277-5655 March 26, 2008

Dear Fellow Shareholder:

          We are writing you again regarding the future of The Phoenix Companies, Inc. and how we believe you can best protect your investment in the Company and the security of your policy. No doubt the volume of materials that you are receiving about Phoenix is daunting, but we believe the issues at stake are clear and the corrective action to take is simple. We own approximately 5% of the outstanding Phoenix stock and we are proposing three nominees in opposition to management’s incumbent directors at the Company’s 2008 Annual Meeting.

WHAT HAS MANAGEMENT DELIVERED?

Stock Price

  A stock price that is down over 35% since the Company went public more than six years ago and as reflected in the below graph is also down relative to the S&P

Financial Performance

  An operating expense ratio that is more than double most of the Company’s peers1

  A return on equity that is more than 50% below most of the Company’s peers

  Six separate ratings downgrades by leading ratings agencies since the Company went public in 2001.

          Phoenix has told you that it has achieved “A Record of Progress” despite six ratings downgrades and the loss of more than $500 million of shareholder value since its IPO in 2001. As a shareholder and policyholder, we believe you are entitled to ask how management's record has benefited you in light of the compensation that management has received.

WHAT HAS MANAGEMENT RECEIVED?

  A compensation structure that, among other things, gave the senior management “performance” bonuses averaging over 210% of base salary in 2007 plus millions of dollars in accumulated pension benefits, deferred compensation, perquisites and other arrangements

  Compensation arrangement for CEO Dona Young that included $27 million of severance, other compensation, benefits and perquisites as a change-in-control package on top of $12.8 million of accumulated pension benefits and $9.1 million of deferred compensation, for a total change-in-control compensation package of $49 million2

1 We believe its peers are Manulife Financial, Prudential Financial, Nationwide Financial, Lincoln Financial, Hartford Life, MetLife and Ameriprise Financial.

2 A more complete description of the change-in-control package and its components is contained on page 6 of our proxy statement and its footnotes 1 and 2.

WHO ARE OUR NOMINEES?

  Two of our nominees, John Clinton and Carl Santillo, have spent their careers in the insurance business. We believe they will bring an independent industry perspective to the Board

  Our third nominee, Augustus K. Oliver, has spent his career as a lawyer and investment manager focused on financial and strategic transactions

  Our nominees would constitute only three out of thirteen directors, but they will be new independent and forceful advocates for your interests

WHAT DO WE EXPECT WILL RESULT FROM THE ELECTION OF OUR NOMINEES?

          Management has argued that we offer no new ideas. If that is true, then it appears the incumbent Board and management have failed in putting the ‘old’ ideas to work. Shareholders and policyholders deserve more than ideas — they are entitled to results that serve their best interests.

          When we notified the Company on January 25 that we intended to nominate our candidates to the Board, we wrote to Dona Young that we believed the Company should sell its asset management business. Just two weeks later the Company announced it would spin off that business. A coincidence? Or an ‘old’ idea that suddenly got new life?

          Here are a few other ‘old’ ideas we believe the presence of our nominees will revive and turn into action:

  First, we believe the Board should undertake a full strategic review of all the Company’s businesses with the goal of deploying capital in the most productive manner possible

  Second, we expect the participation of our nominees will encourage management to take aggressive steps to reduce the Company’s cost structure. Management claims millions in cost reductions over the past few years, yet the Company’s cost structure remains substantially higher and its return on equity correspondingly lower than its industry peers

  Third, our nominees will bring new perspective needed for a comprehensive review of the options available to the Company to monetize its closed block of insurance

  Fourth, our nominees will provide new independent oversight of the Company’s executive compensation measures

          We urge you to vote with us to support our nominees and to send a message to the Board of Directors that it is time for the best interests of shareholders and policyholders to come before the interests of management.

Sincerely yours,

Augustus K. Oliver	Clifford Press

IT IS TIME FOR CHANGE – VOTE AND RETURN YOUR WHITE PROXY CARD NOW

          If you have previously returned a Blue proxy card, you can automatically revoke it by signing, dating and returning the enclosed WHITE proxy card in the accompanying envelope.

A Special Message for Policyholders, Agents and Former Employees

          You have placed your trust in the Company to deliver a lifetime of financial strength and support for its products and benefit plans. We believe Phoenix should be run in a way that is deserving of that trust and we have laid out certain steps we believe management should take to restore Phoenix to the preeminence it once enjoyed. If you are a policyholder, agent or former employee, you may have particular questions about the implications of electing our nominees to the Board. We have sought to answer the most frequently asked questions (FAQ’s) and we encourage you to go to our website www.RaiseThePhoenix.com for the answers to those questions.

If you have any questions or require assistance in voting your WHITE proxy card, please call
MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016

phoenixproxy@mackenziepartners.com

Call Collect: (212) 929-5500
or
Toll Free: (800) 322-2885

ADDITIONAL INFORMATION

Oliver Press Partners, LLC (“Oliver Press”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on March 18, 2008. In addition, we have filed, and may file additional, other solicitation materials regarding this proxy solicitation. THE PHOENIX COMPANIES, INC.’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV and on the website that we created, HTTP://WWW.RAISETHEP-HOENIX.COM. Shareholders may also obtain free copies of the proxy statement and other documents filed by Oliver Press in connection with the annual meeting by directing a request to: MacKenzie Partners, Inc. by calling Toll-Free (800) 322-2885 or by e-mail at phoenix-proxy@mackenziepartners.com.

OLIVER PRESS PARTICIPANT INFORMATION

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF SHAREHOLDERS AND THEIR INTERESTS ARE SET FORTH IN THE DEFINITIVE PROXY STATEMENT THAT WAS FILED BY OLIVER PRESS WITH THE SEC